UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 5, 2012, Saba Software, Inc., a Delaware corporation (the “Company”), issued a press release announcing the Company’s financial results for the quarter ended November 30, 2011. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission. The information contained in Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of the Company has appointed Elaine Kitagawa as the Company’s Chief Financial Officer, effective as of January 7, 2012. Ms. Kitagawa, age 46, previously served from August 2010 until January 2012 as Chief Operating Officer, and from March 2008 to August 2010 as Chief Financial Officer, of Gaia Interactive, a social networking and forums-based website. From 1998 to March 2008, Ms. Kitagawa served in various finance and operations management roles at Ariba, Inc., a provider of collaborative business services solutions, culminating in her role as Vice President, Corporate Finance and Investor Relations.

The Company entered into an employment offer letter with Ms. Kitagawa in connection with her appointment as the Company’s Chief Financial Officer. The employment offer letter provides that Ms. Kitagawa’s annual base salary will be $290,000, and that Ms. Kitagawa will be entitled to participate in the Company’s management incentive plan with annual target incentive compensation equal to 70% of her annual base salary, provided that for the remainder of the 2012 fiscal year Ms. Kitagawa’s annual target incentive compensation will be 50% of her annual base salary. The employment offer letter provides that if Ms. Kitagawa’s employment is terminated without “cause” or if she resigns for “good reason” (as each term is defined in her offer letter), the Company will pay Ms. Kitagawa six months of her annual base salary, plus an additional month of her annual base salary for each year of service completed with the Company after her first year, less appropriate federal and state withholdings. Such aggregate amount shall be payable either as a lump-sum or in the form of salary continuation, whichever the Company determines in its sole discretion.

The employment offer letter further provides that Ms. Kitagawa will receive an option to purchase 200,000 shares of common stock of the Company with an exercise price equal to the fair market value of the Company’s shares of common stock on the date granted. Of the 200,000 shares subject to the option grant, 150,000 shares will vest over a period of four years, subject to Ms. Kitagawa’s continued employment with the Company on the applicable vesting dates. The remaining 50,000 shares subject to the option will vest over four annual periods based on the achievement of annual performance objectives to be established by the board of directors or the compensation committee, such that 12,500 shares subject to the option shall vest only to the extent such performance objectives have been met for a particular annual period. In the event Ms. Kitagawa’s employment is terminated without “cause” or for “good reason” at the time of or within 12 months after a “change in control” (as such term is defined in her offer letter), all of the foregoing 200,000 options granted to Ms. Kitagawa shall accelerate and become fully exercisable.

The receipt of the foregoing benefits upon termination of Ms. Kitagawa’s employment with the Company will be subject to certain conditions as set forth in her offer letter, including the execution by Ms. Kitagawa of a release of claims.

Item 7.01. Regulation FD Disclosure.

On January 5, 2012, the Company issued a press release announcing the appointment of Ms. Kitagawa as the Company’s Chief Financial Officer. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

99.1	Press Release of Saba Software, Inc., dated January 5, 2012 regarding the Company’s financial results for the fiscal quarter ended November 30, 2011.

99.2	Press Release of Saba Software, Inc., dated January 5, 2012 regarding the appointment of Elaine Kitagawa as the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: January 5, 2012	/s/ Peter E. Williams III
(Signature) Interim Chief Financial Officer and Executive Vice President and Secretary

EXHIBIT INDEX

99.1	Press Release of Saba Software, Inc., dated January 5, 2012 regarding the Company’s financial results for the fiscal quarter ended November 30, 2011.

99.2	Press Release of Saba Software, Inc., dated January 5, 2012 regarding the appointment of Elaine Kitagawa as the Company’s Chief Financial Officer.